Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Results for Fourth Quarter and Full Year 2012 and
Increases Its 2013 FFO Guidance to $1.41 to $1.48 per Diluted Share

Radnor, PA, February 6, 2013 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2012.
"We finished 2012 with accelerated activity and outstanding results on our operations, investments and balance sheet management,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We met or exceeded every one of our operating targets with 2.9% same store NOI growth, 2.8% rental rate mark-to-market, 66% tenant retention and just $2.61 per square foot per lease year of capital costs, and we ended 2012 at 88% occupied and 90% leased. Capital recycling enhanced our portfolio quality and growth profile through $176 million of sales, $78 million of acquisitions and $77 million of joint venture investments. We took advantage of attractive interest rates and issued $250 million of 10-year 3.95% unsecured notes at year-end and used the net proceeds and other sources to prepay mortgages and shorter term unsecured debt thereby improving our credit metrics, mitigating interest rate risk and lengthening our maturities. 2013 is off to an excellent start with a growing list of executed leases and a large pipeline of interest from new and existing tenants, not to mention a series of important development and sales transactions. As such, and reflecting all of these elements, we are raising our FFO guidance for 2013 to a range of $1.41 to $1.48 per diluted share from the prior range of $1.38 to $1.46.”
Financial Highlights - Fourth Quarter

▪
Net loss allocated to common shares totaled ($30.8 million) or ($0.21) per diluted share in the fourth quarter of 2012 compared to a net loss of ($6.4 million) or ($0.05) per diluted share in the fourth quarter of 2011. We incurred $27.1 million of total costs related to capital market and other transactions in the fourth quarter of 2012 versus $2.6 million of comparable costs in the fourth quarter of 2011.

▪
Adjusted for the aforementioned $27.1 million of costs related to capital market and other transactions, our core Funds from Operations available to common shares and units (FFO) in the fourth quarter of 2012 totaled $48.2 million or $0.33 per diluted share versus $50.0 million or $0.34 per diluted share in the fourth quarter of 2011 when we had $2.6 million of comparable adjustments. Our fourth quarter 2012 core FFO payout ratio ($0.15 common share distribution / $0.33 core FFO per diluted share) was 45.5%. FFO per the NAREIT definition totaled $21.1 million or $0.14 per diluted share in the fourth quarter of 2012 compared to $47.4 million or $0.32 per diluted share in the fourth quarter of 2011.

▪
In the fourth quarter of 2012, we incurred $13.8 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $27.9 million or $0.19 per diluted share of Cash Available for Distribution (CAD) versus $24.6 million or $0.17 per diluted share in the fourth quarter of 2011 when we incurred $20.2 million of revenue maintaining capital expenditures. Our fourth quarter 2012 CAD payout ratio was 78.9% ($0.15 common share distribution / $0.19 CAD per diluted share).

Financial Highlights - Full Year 2012

▪
Net loss allocated to common shares totaled ($8.2 million) or ($0.06) per diluted share in 2012 compared to a net loss of ($13.0 million) or ($0.10) per diluted share in 2011. We incurred $30.7 million of total costs related to capital market and other transactions in 2012 versus $3.8 million of comparable costs in 2011.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

▪
Adjusted for the aforementioned $30.7 million of costs related to capital market and other transactions, our core FFO available to common shares and units in 2012 totaled $201.3 million or $1.37 per diluted share versus $207.2 million or $1.42 per diluted share in 2011 when we had $3.8 million of comparable adjustments. Our 2012 core FFO payout ratio was 43.8% ($0.60 common share distribution / $1.37 FFO per share). FFO per the NAREIT definition totaled $170.5 million or $1.16 per diluted share in 2012 compared to $203.4 million or $1.39 per diluted share in 2011.

▪
In 2012, we incurred $48.3 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $116.6 million of CAD or $0.80 per diluted share compared to $81.7 million of CAD or $0.57 per diluted share for 2011 when we incurred $94.6 million of revenue maintaining capital expenditures. Our CAD payout ratio for 2012 was 75.0% ($0.60 common share distribution / $0.80 CAD per diluted share).

Portfolio Highlights

▪
In the fourth quarter of 2012, our net operating income (NOI) excluding termination revenues and other income items increased 4.7% on a GAAP basis and 4.5% on a cash basis for our 216 same store properties, which were 88.2% and 86.7% occupied on December 31, 2012 and December 31, 2011, respectively. In 2012 overall, our net operating income (NOI) excluding termination revenues and other income items increased 2.9% on a GAAP basis and 1.8% on a cash basis.

▪
During the fourth quarter of 2012, we commenced occupancy on 723,194 square feet of total leasing activity including 248,157 square feet of renewals, 422,313 square feet of new leases and 52,724 square feet of tenant expansions. We have an additional 508,965 square feet of executed new leasing scheduled to commence subsequent to December 31, 2012.

▪
During the fourth quarter of 2012, we achieved a 74.2% tenant retention ratio in our core portfolio with positive net absorption of 317,730 square feet. During the fourth quarter of 2012, we experienced no change on our renewal rental rates and a 5.6% increase on our new lease/expansion rental rates, both on a GAAP basis. For all of 2012, we achieved a 66.2% tenant retention ratio and positive net absorption of 284,870 square feet.

▪	At December 31, 2012, our core portfolio of 217 properties comprising 24.2 million square feet was 88.3% occupied and 90.3% leased (reflecting new leases commencing after December 31, 2012).

Investment Highlights

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During the fourth quarter of 2012, as previously disclosed, we completed (1) the $34.8 million acquisition of 1900 Market Street, a 76.3% occupied, 456,922 square foot office building located in the central business district of Philadelphia, Pennsylvania which we plan to redevelop over the next few years, (2) the $32.1 million acquisition of 7000 West at Lantana, a 100% occupied, 136,075 square foot, two-building, Class A office complex located in the southwest submarket of Austin, Texas, and (3) the $2.1 million acquisition of a ten-acre parcel of land adjacent to our 2291 Wood Oak Drive building in Herndon, Virginia (see our February 1, 2013 press release for additional details).

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Subsequent to year-end, as previously disclosed, we (1) entered into a definitive agreement to sell Princeton Pike Corporate Center, an eight-building, 800,546 square foot office park located in Lawrenceville, New Jersey, for $121.0 million with closing expected in the first quarter of 2013 and up to a $5.2 million gain on sale, (2) funded the remaining $5.9 million of our $25.0 million aggregate 25% investment in One and Two Commerce Square, a 92.9% occupied, 1.9 million square foot, two-building, Class A office complex located in the central business district of Philadelphia, Pennsylvania controlled by affiliates of the Thomas Properties Group Inc., and (3) entered into a joint venture as a 30% partner with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%) to develop The Grove at Cira Centre South, a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania. Development of The Grove at Cira Centre South is projected to cost $158.5 million and will be financed from an executed $97.8 million construction loan with the balance funded pro rata by the partners. Construction has commenced with a targeted completion in September 2014 (see our February 1, 2013 and February 5, 2013 press releases for additional details).

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We are continuing with the $18.5 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. We have funded $14.3 million to date and plan to fund the remaining $4.2 million as we complete the lease-up of this redevelopment. As of December 31, 2012, the property was 58.2% occupied and 77.5% leased. We are also proceeding with our Plymouth Meeting, Pennsylvania multi-family 50/50 joint venture with Toll Brothers and expect to commence construction of 398 units in the second quarter of 2013 with a total cost of $77.0 million of which $31.0 million has already been funded pro rata by the partners.

Capital Markets Highlights

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At December 31, 2012, our net debt to gross assets measured 45.2% and we had $69.0 million outstanding on our $600.0 million unsecured revolving credit facility. Following the closing of the aforementioned Princeton Pike sale transaction later in the first quarter of 2013, we expect to have no outstanding balance on our $600.0 million unsecured revolving credit facility.

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For the quarter ended December 31, 2012, we achieved a 2.5 EBITDA to interest coverage ratio and a 7.5 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding certain capital market and transactional items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

▪
During the fourth quarter of 2012, as previously disclosed, we completed (1) a $250.0 million 3.95% ten-year unsecured note offering due February 15, 2023, generating net proceeds of $246.1 million, (2) the tender for a total of $149.9 million of our unsecured notes maturing in 2015 and 2016, (3) the optional redemption of all 2.3 million of our 7.375% Series D Cumulative Redeemable Preferred Shares with a total outlay of $58.3 million, comprising the $57.5 million par redemption plus $0.8 million of distributions for this partial period, (4) the repayment of $150.0 million of our $250.0 million unsecured bank term loan due February 1, 2016, and the termination of the associated interest rate hedging contracts, (5) the pre-payment of the $54.9 million balance on a series of mortgage loans comprising our 7.25% Newtown Square/Berwyn Park/Libertyview secured financing, (6) the pre-payment of the $1.1 million balance on our 7.75% Southpoint III mortgage loan, and (7) the redemption of 811,984 limited partnership units from the estate of a former unit holder for total cash consideration of $9.7 million, reflecting a calculated price of $12.00 per unit. In the aggregate, we recognized in our results for the fourth quarter of 2012 a total of $26.6 million of cash costs and accelerated deferred charges related to the preferred share redemption, unsecured note tenders, early debt repayments and termination of interest rate hedge contracts (see our February 1, 2013 press release for additional details).

Distributions
On December 11, 2012, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on January 18, 2013 to shareholders of record as of January 4, 2013. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on January 15, 2013 to holders of record as of December 30, 2012. As previously disclosed, we redeemed all of our outstanding 7.375% Series D Cumulative Redeemable Preferred Shares on December 28, 2012 on which date each share received the $25.00 redemption price plus $0.36875 of accumulated and unpaid dividends.
2013 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2013 FFO per diluted share to be in a range of $1.41 to $1.48 versus the prior range of $1.38 to $1.46. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2013 FFO per diluted share and earnings per diluted share:

Guidance for 2013	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.03)	to	$0.04
Plus: real estate depreciation and amortization	1.44		1.44

FFO per diluted share	$1.41	to	$1.48

Our 2013 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2013 earnings and FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the third of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 90% by year-end 2013 with 92% leased, a 3.0% - 5.0% increase (GAAP) in overall lease rates, a resulting 3.0% - 5.0% increase in 2013 same store NOI (GAAP), no capital markets activity, $100.0 million of additional sales activity beyond the pending $121.0 million Princeton Pike sale, no acquisition activity and 146.7 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO) and Core FFO
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We also provide a calculation of core FFO in which we adjust NAREIT FFO for certain capital market and transactional items.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base.
Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 7, 2013 at 9:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #75720698. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, February 21, 2013 by calling 1-855-859-2056 and providing access code #75720698. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - First Quarter 2013 Conference Call
We anticipate we will release our first quarter 2013 earnings on Wednesday, April 24, 2013, after the market close and will host our first quarter 2013 conference call on Thursday, April 25, 2013, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 297 properties and 34.6 million square feet, including 221 properties and 25.1 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of December 31, 2012. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,726,169	$4,793,080
Accumulated depreciation	(954,665)	(865,710)
Rental property, net	3,771,504	3,927,370
Construction-in-progress	48,950	25,083
Land inventory	102,439	109,008
Real estate investments, net	3,922,893	4,061,461

Cash and cash equivalents	1,549	410
Accounts receivable, net	13,232	14,718
Accrued rent receivable, net	122,066	108,101
Investment in real estate ventures	193,555	115,807
Deferred costs, net	122,243	115,362
Intangible assets, net	70,620	70,515
Notes receivable	7,226	18,186
Other assets	53,325	53,158

Total assets	$4,506,709	$4,557,718

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$442,974	$511,061
Unsecured credit facility	69,000	275,500
Unsecured term loans	450,000	37,500
Unsecured senior notes, net of discounts	1,503,356	1,569,934
Accounts payable and accrued expenses	71,579	69,929
Distributions payable	23,652	23,895
Deferred income, gains and rent	82,947	99,569
Acquired lease intangibles, net	33,859	35,106
Other liabilities	55,826	45,528
Total liabilities	2,733,193	2,668,022

Brandywine Realty Trust's equity:
Preferred shares - Series C	—	20
Preferred shares - Series D	—	23
Preferred shares - Series E	40	—
Common shares	1,434	1,424
Additional paid-in capital	2,780,194	2,776,197
Deferred compensation payable in common stock	5,352	5,631
Common shares held in grantor trust	(5,352)	(5,631)
Cumulative earnings	479,734	477,338
Accumulated other comprehensive loss	(15,918)	(6,079)
Cumulative distributions	(1,493,206)	(1,392,332)
Total Brandywine Realty Trust's equity	1,752,278	1,856,591

Non-controlling interests	21,238	33,105
Total equity	1,773,516	1,889,696

Total liabilities and equity	$4,506,709	$4,557,718

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue
Rents	$116,595	$116,192	$459,855	$462,771
Tenant reimbursements	20,305	19,921	78,613	79,108
Termination fees	711	278	3,233	2,951
Third party management fees, labor reimbursement and leasing	3,095	3,022	12,116	11,536
Other	1,757	2,073	6,016	5,387
Total revenue	142,463	141,486	559,833	561,753

Operating Expenses
Property operating expenses	41,228	43,054	159,296	167,077
Real estate taxes	13,677	13,472	55,969	54,171
Third party management expenses	1,315	1,195	5,127	5,590
Depreciation and amortization	48,223	53,177	195,841	210,334
General & administrative expenses	7,204	6,291	25,413	24,602
Total operating expenses	111,647	117,189	441,646	461,774

Operating income	30,816	24,297	118,187	99,979

Other income (expense)
Interest income	377	428	3,012	1,813
Historic tax credit transaction income	—	—	11,840	12,026
Interest expense	(33,194)	(31,928)	(132,939)	(131,405)
Deferred financing costs	(2,418)	(1,147)	(6,208)	(4,991)
Recognized hedge activity	(2,985)	—	(2,985)	—
Interest expense - financing obligation	(242)	—	(850)	—
Equity in income of real estate ventures	1,359	1,036	2,741	3,775
Net gain on sale of interests in real estate	—	—	—	2,791
Net gain on sale of undepreciated real estate	—	45	—	45
Loss on real estate venture formation	—	(222)	(950)	(222)
Loss on early extinguishment of debt	(20,453)	(2,196)	(22,002)	(2,776)

Loss from continuing operations	(26,740)	(9,687)	(30,154)	(18,965)

Discontinued operations:
Income from discontinued operations	42	1,657	1,909	6,986
Net gain on disposition of discontinued operations	—	3,428	34,774	7,264
Total discontinued operations	42	5,085	36,683	14,250

Net income (loss)	(26,698)	(4,602)	6,529	(4,715)

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	(1)	(319)	(670)	(553)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	492	681	736	769
Net (income) loss attributable to non-controlling interests	491	362	66	216

Net income (loss) attributable to Brandywine Realty Trust	(26,207)	(4,240)	6,595	(4,499)
Preferred share distributions	(2,573)	(1,998)	(10,405)	(7,992)
Preferred share redemption charge	(1,962)	—	(4,052)	—
Amount allocated to unvested restricted shareholders	(90)	(121)	(376)	(505)

Net loss attributable to common shareholders	$(30,832)	$(6,359)	$(8,238)	$(12,996)

PER SHARE DATA
Basic loss per common share	$(0.21)	$(0.05)	$(0.06)	$(0.10)

Basic weighted-average shares outstanding	143,478,042	136,275,295	143,257,097	135,444,424

Diluted loss per common share	$(0.21)	$(0.05)	$(0.06)	$(0.10)

Diluted weighted-average shares outstanding	143,478,042	136,275,295	143,257,097	135,444,424

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Reconciliation of Net Loss to Funds from Operations:
Net loss attributable to common shareholders	$(30,832)	$(6,359)	$(8,238)	$(12,996)

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(492)	(681)	(736)	(769)
Amount allocated to unvested restricted shareholders	90	121	376	505
Net gain on sale of interests in real estate	—	—	—	(2,791)
Net gain on sale of undepreciated real estate	—	(45)	—	(45)
Loss on real estate venture formation	—	222	950	222
Net income from discontinued operations attributable to non-controlling interests - LP units	1	319	670	553
Net gain on disposition of discontinued operations	—	(3,428)	(34,774)	(7,264)

Depreciation and amortization:
Real property - continuing operations	39,367	40,382	156,620	160,001
Leasing costs (includes acquired intangibles) - continuing operations	8,819	12,588	38,983	49,286
Real property - discontinued operations	—	1,896	2,459	8,560
Leasing costs (includes acquired intangibles) - discontinued operations	—	24	291	217
Company's share of unconsolidated real estate ventures	4,260	2,628	14,788	9,181

Funds from operations	$21,213	$47,667	$171,389	$204,660
Funds from operations allocable to unvested restricted shareholders	(87)	(281)	(856)	(1,264)

Funds from operations available to common share and unit holders (FFO)	$21,126	$47,386	$170,533	$203,396

FFO per share - fully diluted	$0.14	$0.32	$1.16	$1.39

Capital market and transactional items	$27,050	$2,572	$30,728	$3,775
Core FFO, excluding capital market and transactional items	$48,176	$49,958	$201,261	$207,171
Core FFO per share, excluding capital market and transactional items - fully diluted	$0.33	$0.34	$1.37	$1.42

Weighted-average shares/units outstanding - fully diluted	146,772,116	146,166,050	146,500,828	146,299,625

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

FFO payout ratio (Distributions paid per common share divided / FFO per diluted share)	107.1%	46.9%	51.7%	43.2%

Core FFO payout ratio, excluding capital market and transactional items	45.5%	44.1%	43.8%	42.3%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$21,126	$47,386	$170,533	$203,396

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,764)	(5,373)	(23,568)	(20,298)
Financing Obligation - 3141 Fairview Drive noncash impact	(245)	—	(802)	—
Deferred market rental income, including discontinued operations	(1,640)	(1,397)	(6,178)	(5,477)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(267)	(154)	(1,218)	(383)
Historic tax credit transaction income	—	—	(11,840)	(12,026)
Preferred unit redemption charge	1,962	—	4,052	—
Straight-line and deferred market ground rent expense activity	498	498	1,992	2,018
Stock-based compensation costs	2,015	1,107	6,049	4,869
Fair market value amortization - mortgage notes payable	91	91	364	(388)
Losses from early extinguishment of debt	20,453	2,196	22,002	2,776
Recognized hedge activity	2,985	—	2,985	—
Acquisition-related costs	459	264	480	847
Debt discount amortization - exchangeable notes	—	91	—	907
Sub-total certain items	20,547	(2,677)	(5,682)	(27,155)
Less: Revenue maintaining capital expenditures:
Building improvements	(2,480)	(561)	(5,172)	(4,418)
Tenant improvements	(7,506)	(14,432)	(31,419)	(64,679)
Lease commissions	(3,828)	(5,165)	(11,694)	(25,473)
Total revenue maintaining capital expenditures	(13,814)	(20,158)	(48,285)	(94,570)

Cash available for distribution	$27,859	$24,551	$116,566	$81,671
CAD per share - fully diluted	$0.19	$0.17	$0.80	$0.57

Weighted-average shares/units outstanding - fully diluted	146,772,116	146,166,050	146,500,828	146,299,625
Less: certain partnership units which were not entitled to distributions until August 5, 2011	—	—	—	(4,208,220)
Adjusted Weighted-average shares/units outstanding - fully diluted	146,772,116	146,166,050	146,500,828	142,091,405

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

Payout ratio of CAD (Distributions paid per common share / CAD per diluted share)	78.9%	88.2%	75.0%	105.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 4TH QUARTER
(unaudited and in thousands)

Of the 221 properties owned by the Company as of December 31, 2012, a total of 216 properties ("Same Store Properties") containing an aggregate of 24.1 million net rentable square feet were owned for the entire three-month periods ended December 31, 2012 and 2011. Average occupancy for the Same Store Properties was 88.2% during 2012 and 86.7% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2012	2011

Revenue
Rents	$116,158	$113,784
Tenant reimbursements	20,055	19,663
Termination fees	711	278
Other	1,559	707
Total revenue	138,483	134,432

Operating expenses
Property operating expenses	42,756	43,904
Real estate taxes	13,359	13,043

Net operating income	$82,368	$77,485

Net operating income - percentage change over prior year	6.3%

Net operating income, excluding termination fees & other	$80,098	$76,500

Net operating income, excluding termination fees & other - percentage change over prior year	4.7%

Net operating income	$82,368	$77,485
Straight line rents	(5,322)	(5,065)
Above/below market rent amortization	(1,559)	(1,363)
Non-cash ground rent	498	498

Cash - Net operating income	$75,985	$71,555

Cash - Net operating income - percentage change over prior year	6.2%

Cash - Net operating income, excluding termination fees & other	$73,715	$70,570

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	4.5%

The following table is a reconciliation of Net Loss to Same Store net operating income:

	Three Months Ended December 31,
	2012	2011

Net loss:	$(26,698)	$(4,602)
Add/(deduct):
Interest income	(377)	(428)
Interest expense	33,194	31,928
Deferred financing costs	2,418	1,147
Recognized hedge activity	2,985	—
Interest expense - financing obligation	242	—
Equity in income of real estate ventures	(1,359)	(1,036)
Depreciation and amortization	48,223	53,177
Net gain on sale of undepreciated real estate	—	(45)
Loss on real estate venture formation	—	222
Loss on early extinguishment of debt	20,453	2,196
General & administrative expenses	7,204	6,291
Total discontinued operations	(42)	(5,085)

Consolidated net operating income	86,243	83,765
Less: Net operating income of non same store properties	(560)	—
Less: Eliminations and non-property specific net operating income	(3,315)	(6,280)

Same Store net operating income	$82,368	$77,485

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - YEAR
(unaudited and in thousands)

Of the 221 properties owned by the Company as of December 31, 2012, a total of 211 properties ("Same Store Properties") containing an aggregate of 23.7 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2012 and 2011. Average occupancy for the Same Store Properties was 88.3% during 2012 and 86.4% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2012	2011

Revenue
Rents	$454,020	$448,764
Tenant reimbursements	76,986	77,659
Termination fees	3,233	2,951
Other	5,636	3,392
Total revenue	539,875	532,766

Operating expenses
Property operating expenses	164,091	170,904
Real estate taxes	54,470	51,794

Net operating income	$321,314	$310,068

Net operating income - percentage change over prior year	3.6%

Net operating income, excluding termination fees & other	$312,445	$303,725

Net operating income, excluding termination fees & other - percentage change over prior year	2.9%

Net operating income	$321,314	$310,068
Straight line rents	(21,682)	(18,537)
Above/below market rent amortization	(5,608)	(5,147)
Non-cash ground rent	1,992	2,018

Cash - Net operating income	$296,016	$288,402

Cash - Net operating income - percentage change over prior year	2.6%

Cash - Net operating income, excluding termination fees & other	$287,147	$282,059

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	1.8%

The following table is a reconciliation of Net Income (Loss) to Same Store net operating income:

	Twelve Months Ended December 31,
	2012	2011

Net income (loss)	$6,529	$(4,715)
Add/(deduct):
Interest income	(3,012)	(1,813)
Historic tax credit transaction income	(11,840)	(12,026)
Interest expense	132,939	131,405
Deferred financing costs	6,208	4,991
Recognized hedge activity	2,985	—
Interest expense - financing obligation	850	—
Equity in income of real estate ventures	(2,741)	(3,775)
Depreciation and amortization	195,841	210,334
Net gain on sale of interests in real estate	—	(2,791)
Net gain on sale of undepreciated real estate	—	(45)
Loss on real estate venture formation	950	222
Loss on early extinguishment of debt	22,002	2,776
General & administrative expenses	25,413	24,602
Total discontinued operations	(36,683)	(14,250)

Consolidated net operating income	339,441	334,915
Less: Net operating income of non same store properties	(4,696)	(1,649)
Less: Eliminations and non-property specific net operating income	(13,431)	(23,198)

Same Store net operating income	$321,314	$310,068